UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 12, 2023

HORACE MANN EDUCATORS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Horace Mann Plaza Springfield, Illinois 62715-0001

(Address, including zip code)

Registrant’s telephone number, including area code: (217) 789-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	HMN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01:	Other Events

On September 15, 2023, Horace Mann Educators Corporation (the “Company”) completed a public offering (the “Offering”) of $300,000,000 aggregate principal amount of the Company’s 7.250% Senior Notes due 2028 (the “Notes”) pursuant to an underwriting agreement, dated as of September 12, 2023 (the “Underwriting Agreement”), among the Company and J.P. Morgan Securities LLC and PNC Capital Markets LLC, as representatives of the several underwriters named therein (the “Underwriters”). The Underwriting Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties.

The Notes were issued under an indenture, dated as of November 23, 2015 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Notes are represented by a global note, executed by the Company, dated September 15, 2023. Pursuant to the terms of the Indenture, the Notes are unsecured senior obligations of the Company and rank equally with all of the Company’s other unsecured, unsubordinated indebtedness. The Notes bear interest at an annual rate of 7.250%, payable by the Company on March 15 and September 15 of each year, beginning on March 15, 2024. The Notes mature on September 15, 2028.

The Company may redeem the Notes in whole or from time to time in part at any time at the price set forth in the Notes. The Indenture contains customary covenants and events of default.

The Company intends to use the net proceeds from the issuance of the Notes to repay borrowings under the Company’s revolving credit agreement. Any remaining proceeds will be used for general corporate purposes.

The Notes were issued pursuant to the Prospectus Supplement, dated September 12, 2023, to the Prospectus, dated March 10, 2021 (the “Prospectus”), filed as part of the registration statement on Form S-3 (No. 333-254084) (the “Registration Statement”).

The foregoing description of the Underwriting Agreement, Indenture, Notes and other documents relating to this transaction does not purport to be complete and is qualified in its entirety by reference to the full text of these securities and documents, forms or copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. Each of Exhibits 1.1 and 4.1 are hereby incorporated by reference into the Registration Statement and the Prospectus.

On September 12, 2023, the Company issued a news release announcing the pricing of the Offering. A copy of the news release is attached hereto, furnished as Exhibit 99.1 and incorporated in this Item 8.01 by reference.

Item 9.01:	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 1.1	Underwriting Agreement, dated as of September 12, 2023, by and among Horace Mann Educators Corporation and J.P. Morgan Securities LLC and PNC Capital Markets LLC, as representatives of the several underwriters listed on Schedule 1 thereto.

Exhibit 4.1	Indenture, dated as of November 23, 2015, by and between Horace Mann Educators Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 18, 2015, filed with the Securities and Exchange Commission on November 23, 2015.

Exhibit 4.2	Form of Horace Mann Educators Corporation’s 7.250% Senior Notes due 2028.

Exhibit 5.1	Opinion of Gibson, Dunn & Crutcher LLP.

Exhibit 23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

Exhibit 99.1	News release dated September 12, 2023, announcing the pricing of the Offering.

Exhibit 104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Horace Mann Educators Corporation

By:	/s/ Kimberly A. Johnson
	Name:	Kimberly A. Johnson
	Title:	Senior Vice President and Controller

Date: September 15, 2023